Exhibit 10.2

Coal Purchasing Agreement

Seller: Henan Shenhuo Guomao Ltd.

Buyer: Henan Province Pingdingshan Hongli Coal & Coke Co., Ltd.

Signed date: 01-05-2015

Product type: thin coke coal

Quantity: 300,000 tons/year; delivered monthly

Terms: all shipping/delivering and related cost will be borne by the Buyer; price will be adjusted according to the market which will be delivered in a notice; the Seller will not bear any responsibilities if any causes such as under production, geological condition or untimely payment; once out of the mine, the Buyer will be responsible for the quality and quantity.

Duration of the Agreement: 2015-01-01 to 2015-12-31